UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: March 10, 2005

Date of report: March 11, 2005

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

Ferrellgas, L.P.

Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	(Commission file numbers)	(I.R.S. Employer Identification Nos.)

7500 College Boulevard, Suite 1000 Overland Park, KS 66210

_________________

        (Address of principal executive offices) (Zip Code)

(913) 661-1500

(Registrants’ telephone number, including area code)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) Appointment of Principal Officers

Ferrellgas Partners, L.P. announced that Ferrellgas, Inc., the general partner of Ferrellgas Partners and Ferrellgas, L.P., has appointed the following two persons in the capacities indicated below:

•

Stephen L. Wambold has been named Senior Vice President, Retail Operations effective March 10, 2005. Mr. Wambold, age 36, has served as an Area Manager from August, 1999 to February, 2004 and as a Region Vice President from February, 2004 to March, 2005; and

•

Jeffrey B. Ward has been named Senior Vice President of Sales and Marketing effective March 10, 2005. Mr. Ward, age 40, has served as Vice President, Sales and Marketing since the contribution of the Blue Rhino operations in April, 2004 and served in the same capacity for Blue Rhino Corporation from October, 2003 to April, 2004. Prior to joining Blue Rhino Corporation, Mr. Ward served as Vice President of Customer Teams for Del Monte Foods from December, 2002 to October, 2003 and as a Division Manager, General Manager and Vice President for H.J. Heinz from 1998 to December, 2002.

There exist no employment agreements between either of these persons and any of the registrants named on the cover page of this Current Report on Form 8-K nor Ferrellgas, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: March 11, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: March 11, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc. its general partner
Date: March 11, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: March 11, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer